Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Symetra Financial Corporation Equity Plan and the Symetra Financial Corporation Employee Stock Purchase Plan of our reports dated March 6, 2009, with respect to the consolidated financial statements and schedules of Symetra Financial Corporation included in its Registration Statement (Form S-1 No. 333-162344) filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Seattle, Washington
January 21, 2010